EXHIBIT 10.6
Prepared by and after recording, please return to:
Michael D. Killin
Campbell Bohn Killin Brittan & Ray, LLC
270 St. Paul Street, Suite 200
Denver, Colorado 80206
(303) 322-3400
MORTGAGE
(SECURES FUTURE ADVANCES)
     THIS MORTGAGE (this “Mortgage”), made as of July 25, 2006, by JOHN B. SANFILIPPO & SON, INC., a Delaware corporation, whose address is 2299 Busse Road, Elk Grove Village, IL 60007 (“Mortgagor”, which designation shall include successors in interest), to U.S. Bank National Association, a national banking association, as Collateral Agent, whose address is 950 Seventeenth Street, Suite 350, Denver, Colorado 80202, its successors and assigns in that capacity (hereinafter referred to as “Mortgagee”).
     WITNESSETH, THAT WHEREAS Mortgagor has entered into an Amended and Restated Credit Agreement dated July 25, 2006 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”) and a Note Purchase Agreement, Dated December 16, 2004 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Note Purchase Agreement”). With respect to the Credit Agreement and Note Purchase Agreement (collectively referred to herein as the “Loan Agreement”), Mortgagee, the lenders under the Credit Agreement and the holders of the notes under the Note Purchase Agreement have entered into an Intercreditor and Collateral Agency Agreement, and the Mortgagor and Mortgagee have entered into a related Security Agreement, both of even date herewith (collectively, the “Intercreditor Agreement” and together with the Loan Agreement and with all other agreements in connection therewith, the “Loan Documents”), which Intercreditor Agreement, provides, among other things, for the execution and delivery by Mortgagor of this Mortgage, in favor of Mortgagee, as “Collateral Agent”, for the ratable benefit of the secured parties described therein (together with successors and assigns, the “Lenders”). The Loan Agreement has entitled and entitles Mortgagor to borrow principal sums and to obtain letters of credit up to and including the amount of One Hundred Ninety Million Dollars ($190,000,000) and to obtain other credit accommodations from the Lenders in unspecified amounts, which indebtedness is and shall be evidenced by the promissory notes and other documents and agreements of Mortgagor executed or in existence on the date hereof and which may be executed from time to time hereafter (collectively, the “Notes”), with interest thereon and payable according to the terms thereof, with maturity dates according to the terms thereof, with an original outside maturity date of December 1, 2014 (which outside maturity date may be extended from time to time in accordance with the terms of the Loan Agreement).
     NOW THEREFORE, Mortgagor, in consideration of these premises, and to secure the performance of the Loan Agreement and the prompt payment of the Notes, including future advances, and any other sums that may be added to the principal of the Notes pursuant to the Loan Agreement and under the terms of this Mortgage, together with interest thereon and any sums advanced or expended by Mortgagee in protection or enforcement of its interests hereunder, and to secure the prompt performance of all promises, conditions and covenants related thereto and all other Senior Indebtedness, as defined in the Intercreditor Agreement (sometimes hereinafter referred to as the “Secured Obligations”), has deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee the land (the “Land”), situated in the County of Kane, State of Illinois, to-wit:
That property more particularly described in Exhibit A attached hereto and made a part hereof.
     TO HAVE AND TO HOLD the same, together with all and singular the privileges and appurtenances thereunto belonging, including without limitation, the following, whether now owned or hereafter acquired (a) any and all improvements, tenements, buildings, easements, fixtures, privileges, reservations, allowances, hereditaments and appurtenances, now or hereafter belonging or pertaining to the Land; (b) all of Mortgagor’s right, title and interest in any land lying between the boundaries of the Land and the center line of any adjacent street, road, avenue or alley, whether existing or proposed; (c) all oil, gas, minerals, crops, timber, trees, shrubs, flowers and landscaping plants and materials now or hereafter located on, under or above the Land; (d) all plats, surveys, soil and engineering data, plans and specifications, drawings, renderings, profiles, shop drawings and all development rights associated with the Land, now existing or hereafter transferred to the Land from other real property; (e) all awards and payments, including without limitation, interest payments, resulting from the exercise of any right of condemnation or eminent domain or from any other public or private taking of, injury to or decrease in the value of, any of the Land; (f) all water, rights to water and water rights, ditches and ditch rights, wells and well rights (specifically including, but not limited to those well permits listed on Exhibit A), springs and spring rights and reservoirs and reservoir rights appurtenant to or historically used in connection with the Land and all of Mortgagor’s rights and interests under applicable state or federal law to all unappropriated water contained in or available from any part of the water bearing formations underlying the Land, together with all associated easements and rights-of-way; (g) any and all of Mortgagor’s right, title and interest in water taps purchased or available for purchase from any water provider or any other person; (h) all of the rents, income, receipts, revenues, royalties, issues and profits of or from the Land and the improvements located thereon (collectively, the “Rents”); (i) any and all rights and estates in reversion or remainder; and (j) any and all other rights and interest of every kind and nature in all property, whether real or personal, forming a part of or used in connection with the Land and the construction, operation and convenience of the improvements located thereon, including without limitation, all machines, machinery, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, power, sprinkler protection, waste removal, refrigeration and ventilation; all building materials, supplies and equipment located on the Land and intended to be incorporated into the improvements thereon, whether or not affixed; all floor coverings, screens, draperies, partitions, furniture and furnishings; all architects’, contractors’ and suppliers’ agreements and contracts and all plans and specifications relating to the construction of improvements; and all headgates, flumes, wells, well equipment, pumps, pumping equipment, pumping accessories, sprinkler systems, and fences (the Land, together with the rights listed in (a) through (j) of this paragraph, collectively are the “Property”). Without detracting from the foregoing, this Mortgage shall constitute an assignment of all of Mortgagor’s right, title and interest in and to appurtenant contracts, if any.
     Amendments, renewals, extensions, modifications and substitutions of and for the indebtedness and obligations secured hereby, including without limitation the Notes, may be made by the Lenders pursuant to the terms of the Loan Agreement and upon such terms and conditions and with such modifications and changes, including without limitation, changes in the interest or discount rate, as the Lenders may see fit in accordance with the Loan Agreement, and in the event and to the extent that Mortgagor is not the obligor of any such indebtedness and such indebtedness does not increase the obligations and/or covenants or decrease the rights of Mortgagor hereunder, such amendments, renewals, extensions, modifications and substitutions may be made at any time and from time to time without further notice to or consent from Mortgagor. The Lenders may enter into any agreement with any other obligor or guarantor, or may release or discharge any obligor or guarantor from any indebtedness, without notice to or consent of Mortgagor, and without releasing or compromising this Mortgage provided that Mortgagor’s obligations and/or covenants hereunder are not increased or its rights diminished thereby. If the ownership of the Property becomes vested in a person or persons other than Mortgagor, Mortgagee, for the ratable benefit of the Lenders, may, without notice to Mortgagor, deal with such successor or successors in interest of Mortgagor with reference to this Mortgage, the Secured Obligations and the Property in the same manner as if such person or persons were Mortgagor, without in any way releasing or discharging Mortgagor.
     Upon an “Event of Default” (as such term is defined in the Intercreditor Agreement), Mortgagee may take such action, without notice or demand (except as required by the Loan Documents), as it reasonably deems advisable in accordance with the Intercreditor Agreement to protect and enforce its rights against Mortgagor and, in and to the Property by Mortgagee itself, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole but reasonable discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee: (i) institute a proceeding or proceedings, for the complete foreclosure of this Mortgage in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (ii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Secured Obligations then due and payable, subject to the continuing lien of this Mortgage for the balance of the Secured Obligations not then due; (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in the Loan Agreement; (iv) recover judgment on the Loan Agreement either before, during or after any proceedings for the enforcement of this Mortgage; (v) apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of the Mortgagor, any guarantor or of any person, firm or other entity liable for the payment of the Secured Obligations; (vi) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or (vii) pursue such other rights and remedies as may be available at law or in equity. The proceeds of any sale made under or by virtue of this Paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Secured Obligations in accordance with the Intercreditor Agreement. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned. Upon any sale made under or by virtue of this Paragraph, Mortgagee may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before. Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee’s sole discretion and without prejudice to Mortgagee. To the extent not inconsistent with this Mortgage, Mortgagee may resort to any remedies and the security given by the Intercreditor Agreement, this Mortgage or the Loan Agreement in whole or in part, and in such portions and in such order as determined by Mortgagee’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Intercreditor Agreement, this Mortgage or the Loan Agreement. The failure of Mortgagee to exercise any right, remedy or option provided in the Intercreditor Agreement, this Mortgage or the Loan Agreement shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Intercreditor Agreement, this Mortgage or the Loan Agreement. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Secured Obligations or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Property or the liability of Mortgagor to pay the Secured Obligations. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising the rights and remedies under this Paragraph (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the highest applicable rate as set forth in the Loan Agreement for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Secured Obligations and shall be secured by this Mortgage.

     Neither Mortgagee’s nor any receiver’s entry upon and taking possession of all or any part of the Property and Collateral (as hereinafter defined), nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any breach, Event of Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Mortgagor has cured all other Events of Default), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.
     MORTGAGOR EXPRESSLY COVENANTS AND AGREES:
     1. Payment of Indebtedness. To pay all and singular of the principal and interest and other sums of money payable by virtue of the Loan Agreement, Notes or other Secured Obligations, on the days respectively that the same severally become due.
     2. Performance of Obligations. To perform each and every stipulation, agreement and condition of the Loan Agreement, Notes, or any other document or instrument evidencing Secured Obligations, and of this Mortgage.
     3. Insurance. To maintain, or cause to be maintained, insurance on the Property, in each case, for the benefit of Mortgagee as follows:
     (a) All-risk builders risk insurance (non-reporting form) during the construction of any improvements on the Land or to the Property (referred to in this paragraph 3 as the “Improvements”) in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements, providing all-risk coverage on the Improvements and the materials stored on the Property and elsewhere, and including the perils of collapse, water damage and, if requested by Mortgagee, flood, business interruption, permission to occupy, interests costs and other risks;
     (b) All-risk casualty insurance after the completion of the construction of each of the Improvements, in an amount at least equal to one hundred percent (100%) of the replacement cost of such Improvements with an agreed amount endorsement, providing all-risk coverage on the Improvements, and including the perils of business interruption or loss of rents for a period of not less than twelve (12) months, boiler/machinery coverage, and other risks;
     (c) Workers’ compensation insurance for contractors for statutory limits;
     (d) Flood hazard coverage for any portion of the Property that is located in an identified flood hazard area by any “Governmental Authority” (as defined in the Loan Agreement); and
     (e) Such other insurance as is required in the Loan Agreement.

     The permanent all-risk casualty insurance as described in item (b) above, shall be provided on a building by building basis as the construction of each building is completed and a certificate of occupancy or equivalent is issued with respect thereto; provided that there shall be no lapse in the insurance coverage and the Improvements must at all times be covered by either builder’s risk or permanent all-risk casualty insurance. All of the insurance policies described above shall be “occurrence” based policies, issued on forms, by companies and in amounts satisfactory to Mortgagee. Mortgagor shall deliver or cause to be delivered to Mortgagee certificates of insurance naming Mortgagee as mortgagee and additional loss payee and copies of the insurance policies. Regardless of the failure of the certificates of insurance or policies strictly to comply with the terms and provisions of this Mortgage, Mortgagee’s interest in and lien upon the policies and their proceeds shall continue unimpaired.
     In the event of any loss covered by any policy on the Improvements, the carrier named in such policy is and shall be directed by Mortgagor to make payment for such loss to Mortgagee and not to Mortgagor, or to Mortgagor and Mortgagee jointly. Notwithstanding the foregoing, Mortgagee shall disburse the net amount of any such insurance proceeds to Mortgagor for application to the costs of repair, rebuilding, or restoration of the Improvements to as good or better condition as such Improvements were in immediately prior to any casualty on account of which such amounts are paid (the “Restoration”), provided that the following conditions have been satisfied in Mortgagee’s sole but reasonable discretion: (i) Mortgagee shall have determined that the Improvements can be restored to as good or better condition as such Improvements were in immediately prior to the casualty on account of which such amounts are paid, prior to the earliest “Maturity Date” of the Notes (as defined in the Loan Agreement); (ii) Mortgagee shall have determined that such net amounts (together with any equity funds of Mortgagor deposited by Mortgagor with Mortgagee) shall be sufficient to complete the Restoration; and (iii) no Event of Default shall have occurred and be continuing.
     Any insurance proceeds which are to be disbursed by Mortgagee and applied to the Restoration (together with any equity funds of Mortgagor deposited by Mortgagor with Mortgagee) shall be held and disbursed by Mortgagee upon such terms and conditions as would be required by a prudent interim construction lender and in accordance with the disbursement procedures, terms and conditions set forth in the Loan Agreement. Any reduction in the Secured Obligations resulting from Mortgagee’s application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and, in any event, the unpaid portion of the Secured Obligations shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor; provided, however, that Mortgagee will not exercise such power so long as no Event of Default shall have occurred and be continuing, and such power shall automatically cease upon payment or other satisfaction of the liabilities secured by this Mortgage.
     The net amount of any sums received by Mortgagee under this section in excess of the amount necessary to complete the Restoration may, at the option of Mortgagee, be applied to the outstanding Secured Obligations, in such order as set forth in the Loan Documents.
     4. Advances for Taxes, Insurance or Prior Encumbrances. If for any reason Mortgagor fails to insure and deliver the policies and certificates of insurance or to pay promptly all taxes, assessments, levies, water rents, insurance premiums, and any amount due upon prior encumbrances, if any, Mortgagee may, but shall not be obligated to, procure the insurance or pay such taxes, assessments, levies, water rents, insurance premium and amount due on the prior encumbrance, regardless of whether to prevent default, cure any default or redeem the Property from foreclosure or sale.
     5. Title to Property. Mortgagor warrants title to the Property is free and clear of all liens and encumbrances, except those listed on Exhibit B, attached hereto and made a part hereof (the “Permitted Exceptions”). To the fullest extent permitted by applicable law, Mortgagor waives the homestead exemption and all other exemptions available to Mortgagor by statute or otherwise, whether now vested or to be acquired.
     6. Preservation of Property. Mortgagor shall (a) promptly repair, restore or rebuild any buildings or improvements now or hereafter comprising a part of the Property that may be damaged or destroyed; (b) keep the Property in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien except as permitted by the terms of the Loan Documents; (c) comply with all requirements of applicable law, rule and regulation and with restrictions of record with respect to the Property and the use thereof; (d) suffer or permit no change in the general nature of the proposed use of the Property without Mortgagee’s prior written consent, which is not to be unreasonably withheld; and (e) suffer or commit no waste, impairment or deterioration of the Property and, regardless of natural depreciation, to keep the Property and the improvements thereon at all times in good condition and repair, ordinary wear and tear excepted. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor for gas, electricity, water and sewer services furnished to the Property and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Property, whether or not such assessments or charges are or may become liens thereon. In the event of any failure of Mortgagor to so protect and preserve the Property, Mortgagee, at Mortgagor’s cost and expense, if not paid by Mortgagor, may take whatever actions, and expend such sums, as Mortgagee may deem required to protect and preserve the Property.
     7. Inspection. Mortgagee shall have the right to have its authorized representative or representatives enter upon and inspect the Property at all times, after notice of the inspection has been given to Mortgagor.
     8. Environmental Matters. Except as disclosed to Mortgagee in the Loan Agreement, Mortgagor warrants that: (a) no notice has been received to the effect that, or Mortgagor has no knowledge that, the Property or its operations is not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations (“Environmental Laws”) or is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the Property; (b) there have been no releases of hazardous materials at, on or under the Property that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the Property; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the Property that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the Property; and (d) no conditions exist at, on or under the Property which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Laws. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, detoxification, closure, or other remedial work of any kind or nature (“Remedial Action”) is required under any Environmental Law due to the current or future presence, suspected presence, release or suspected release of a Hazardous Material on, under, in or about the Property, within thirty (30) days after written demand for performance thereof by Mortgagee (or such shorter period of time as may be required under any Environmental Law) Mortgagor shall commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion in accordance with applicable law, all such Remedial Action within any time limits provided in any Environmental Law or by order of any court or Governmental Authority, or if no such reasonable period of time is provided within such reasonable time as is approved by Mortgagee. All Remedial Action shall be performed by one or more contractors and/or engineers) retained by Mortgagor and approved in advance in writing by Mortgagee, which approval shall not be unreasonably withheld, and shall be under the supervision of one or more consulting engineer(s) retained by Mortgagor and approved in advance in writing by Mortgagee, which approval shall not be unreasonably withheld. In the event Mortgagor shall fail timely to commence or cause to be commenced or fail diligently to prosecute to completion such Remedial Action, Mortgagee may, but shall not be obligated to, cause such Remedial Action to be performed, and all costs and expenses (including, without limitation, reasonable attorneys’ fees) thereof or incurred by Mortgagee in connection therewith shall be paid by Mortgagor.
     9. Restriction on Transfer; Effect of Transfer. It shall be an immediate default hereunder, at the option of Mortgagee, if, without the prior consent of Mortgagee, Mortgagor shall, either directly or indirectly, create, effect or consent to, or shall suffer or permit, any conveyance, sale, assignment, transfer, lien, pledge, Mortgage, security interest or other encumbrance or alienation of the Property or any part thereof or interest therein; provided, however, that the foregoing provisions of this Paragraph 9 shall not apply to (a) liens securing the Secured Obligations; (b) the lien of current taxes and assessments not in default; (c) the Permitted Exceptions; or (d) to the extent otherwise permitted in the Loan Agreement. In the event of any sale or transfer of the title to the Property, should Mortgagee not exercise its option to accelerate the Secured Obligations, the purchaser or new owner shall be deemed to have assumed and agreed to pay the Secured Obligations, whether or not the instrument evidencing such sale or transfer expressly so provides, and this covenant shall run with the Land and remain in full force and effect until the Secured Obligations are paid in full. The provisions of this Paragraph 9 shall be operative with respect to, and shall be binding upon, any persons who shall acquire any part of, interest in or encumbrance upon the Property. Mortgagor agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under through or upon the Property would impair the value of the Property; and that Mortgagor shall have no right, power or authority to lease the Property, or any part thereof, for oil, gas or other mineral purposes or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining from Mortgagee express written permission therefor. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Property without the prior written consent of Mortgagee, which shall not be unreasonably withheld. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and reborrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.
     10. Sums Expended by Mortgagee. Mortgagor shall be liable to Mortgagee for any expenditure made by Mortgagee that is not reimbursed by Mortgagor, including without limitation, court or alternative dispute resolution costs and reasonable attorneys’ fees, pursuant or incidental to this Mortgage or the exercise of the rights and remedies given it under this Mortgage, which sums shall bear interest at the rate provided in the Notes. Such sums shall be due and payable within ten (10) days after demand, shall be so much additional indebtedness secured by this Mortgage, shall be a lien on the Property, and shall be paid out of the proceeds of the sale of the Property, if not otherwise paid by Mortgagor.
     11. Litigation Relating to the Property. Mortgagee shall have the right, but no obligation, to file and defend suits at the expense of Mortgagor and in Mortgagor’s name relating to the Property or the lien created by this Mortgage or to preserve its rights pursuant to this Mortgage, but shall incur no personal liability by its acts or omissions in relation to such proceedings.
     12. Zoning; Special Districts. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Property. Mortgagor shall comply with and make or cause to be made all payments required under the provisions of any covenants, conditions or restrictions affecting the Property. Mortgagor shall comply with all existing and future requirements of all Governmental Authorities having jurisdiction over the Property. If, under applicable zoning provisions, the use of all or any part of the Property is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed. Mortgagor will take no action to include or permit the Property to be included within the boundaries or subject to the powers of any quasi-governmental entity, including without limitation, any special improvement district, metropolitan district, or special district, without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed.
     13. Assignment of Rents and Leases. As further security for the Secured Obligations, Mortgagor hereby absolutely and irrevocably grants, conveys, pledges, hypothecates, transfers and assigns unto Mortgagee all Rents now or hereafter due or payable for the occupancy or use of the Property or any portion thereof, and all leases and subleases, whether written or oral, with all security therefore, including without limitation, all guaranties thereof, now or hereafter affecting the Property. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee’s right to the Rents is not contingent upon, and may be exercised without possession of, the Property. Mortgagee confers upon Mortgagor a license (“License”) to collect and retain the Rents as they become due and payable, until the occurrence of an Event of Default. Mortgagor represents, warrants, and covenants to and with Mortgagee that (a) the Rents have not been sold, assigned, transferred or set over by any instrument now in force and will not at any time during the term of this assignment be sold, assigned, transferred or set over; and (b) Mortgagor has the right to sell, assign, transfer and set over the Rents and to grant to and confer upon Mortgagee the rights, interests, powers and authorities granted and conferred by this Mortgage. Upon the occurrence and during the continuation of an Event of Default, the License shall automatically be revoked and Mortgagee may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, or by a receiver to be appointed by a court, with or without bringing any action or proceeding (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation, making necessary repairs, alterations and improvements to the Property); (b) make, cancel, enforce or modify leases; (c) obtain and evict tenants; (d) fix or modify Rents; (e) do any acts which Mortgagee deems reasonably proper to protect the security of this Mortgage, and (f) either with or without taking possession of the Property, in its own name or in the name of Mortgagor, collect and receive all or any Rents, including without limitation, those past due and unpaid. Upon written notice from Mortgagee, all tenants of and other obligors with respect to the Property hereby are directed by Mortgagor to pay promptly all Rents as they fall due to Mortgagee without further notice from Mortgagor. In connection with the foregoing, Mortgagee shall be entitled and empowered to employ attorneys and management, rental and other agents in and about the Property to effect the matters which Mortgagee is empowered to do, and if Mortgagee shall itself effect such matters, Mortgagee shall be entitled to charge and receive such reasonable management, rental and other fees as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Mortgagee or such persons shall be so much additional indebtedness subject to the terms of this Mortgage. Mortgagee may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including without limitation, reasonable attorneys’ and agents’ fees, charges, costs and expenses, upon any indebtedness in accordance with the terms of the Intercreditor Agreement. The entering upon and taking possession of the Property and the collection of Rents and the application thereof as set forth in this Mortgage shall not cure or waive any default or invalidate any act done by Mortgagee.
     14. Right to Possession and Receiver. Upon the occurrence and during the continuation of an Event of Default, Mortgagee shall at once become entitled to the possession, use and enjoyment of the Property, and to the Rents, from the date of such occurrence and continuing during the pendency of any foreclosure proceedings, and the periods of redemption, if any. Possession shall at once be delivered to Mortgagee on request, and on refusal, the delivery of possession may be enforced by Mortgagee by any appropriate civil suit or proceeding, and Mortgagee shall be entitled to a receiver for the Property, and of the Rents, for and including without limitation, the time covered by any proceedings for sale or foreclosure and the applicable periods of redemption, if any. Mortgagee shall be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Mortgagor, or of the then owner of the Property, and without regard to the value of the Property, and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived, and all Rents shall be applied by such receiver, after the payment of all costs to maintain and preserve the Property, to the payment of the indebtedness according to law and the orders and directions of a court of competent jurisdiction.
     15. Mortgagee in Possession. Nothing contained in this Mortgage shall be construed as making Mortgagee or any of the Lenders a “mortgagee in possession.”
     16. Attorneys’ Fees — Foreclosure. Mortgagor agrees to pay reasonable attorneys’ fees for legal services incurred by Mortgagee with respect to any action to enforce this Mortgage, including without limitation, any foreclosure proceedings, and such fees shall be allowed or taxed by the Court as part of the costs of foreclosure.
     17. Deficiency; Rights Cumulative. Mortgagee shall retain the right to pursue and receive judgment for any deficiency balance remaining unpaid after foreclosure, and to exercise all other legal and equitable remedies for the collection of the Secured Obligations; all rights and remedies of Mortgagee are cumulative and may be exercised in any order.
     18. Waivers. Any waiver of any right or remedy of Mortgagee must be in writing. No waiver, express or implied, of the performance of any obligation, agreement or covenant hereof shall be deemed or taken to be a waiver of the strict performance of any other or future obligation, agreement or covenant hereof. No payment or advancement by Mortgagee on behalf of Mortgagor shall be deemed a waiver of the breach occurring by reason of the failure of Mortgagor to make such payment or of the right to elect to foreclose this Mortgage. Any delay by Mortgagee in exercising its rights and remedies under the Loan Agreement, Notes or this Mortgage shall not, even though such delay be repeated and extended, be construed as a waiver of the right of Mortgagee to exercise any right or remedy given it in this Mortgage, in the Loan Agreement, Notes, by operation of law or otherwise. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation (“Other Property”) marshalled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations. Mortgagee shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Mortgagee may designate.
     19. UCC Security Agreement. This Mortgage constitutes a security agreement under the Uniform Commercial Code of the State of Illinois (the “Code”) with respect to any part of the Property, which might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (for the purposes of this Paragraph 19 called “Collateral”), and Mortgagor hereby grants to Mortgagee a security interest in the Collateral to secure the Secured Obligations. As to its security interest in the Collateral, Mortgagee shall have all of the rights and remedies of a “secured party” under the Code. The provisions of this Paragraph 19 shall not limit the generality or applicability of any other provision of this Mortgage, but shall be in addition thereto. This Mortgage constitutes a “fixture filing” under the Code as to all of the Collateral which is or hereafter becomes a fixture under applicable law.
     20. Revolving Loan. This Mortgage is given, in part, to secure a revolving credit loan pursuant to and in accordance with the Loan Agreement and shall secure not only presently existing indebtedness under the Loan Agreement but also future advances, whether such advances are obligations or to be made at the option of Mortgagee or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no indebtedness outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all Secured Obligations, including future advances, from the time of its recording in the Recorder’s Office of the county in which the Property is located. The total amount of Secured Obligations may increase or decrease from time to time, but the total unpaid balance of the Secured Obligations (including disbursements which Mortgagee may make under this Mortgage, the Loan Agreement, or any other document with respect thereto) at any one time outstanding shall not exceed a sum equal to One Hundred Ninety Million Dollars ($190,000,000). This Mortgage shall be valid and have priority to the extent of the Secured Obligations over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.
     21. Additional Agreements.
     (a) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in Mortgagee under the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1101, as the same may have been or shall be amended (“IMFL”) in the absence of such provision, Mortgagee shall be vested with the rights granted in the IMFL to the full extent permitted by law.
     (b) Without limiting the generality of the foregoing, all reasonable expenses incurred by Lenders to the extent reimbursable under Sections 15-1510 and 15-1512 of the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Mortgage, shall be added to the indebtedness secured by this Mortgage or by the judgment of foreclosure.
     (c) Without limiting the generality of the foregoing, this Mortgage also secures all future advances made pursuant to the terms of this Mortgage or the Loan Agreement made after this Mortgage is recorded, including but not limited to all monies so advanced by the Lenders in accordance with the terms of this Mortgage to (A) preserve or restore the Property, (B) preserve the lien of this Mortgage or the priority thereof or (C) enforce this Mortgage, and, to the full extent permitted by Subsection (b)(5) of Section 15-1302 of the IMFL or other law, shall be a lien from the time this Mortgage is recorded.
     (d) Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in

Section 15-1201 of the IMFL), or residential real estate (as defined in Section 15-1219 of the IMFL), and to the full extent permitted by law, voluntarily and knowingly waives Mortgagor’s rights to reinstatement and redemption as allowed under Section 15-1601(b) of the IMFL, and to the full extent permitted by law, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium laws under any state or federal law.
     (e) In the event Mortgagee makes advances pursuant to and subject to the terms of this Mortgage or the other Loan Documents, Mortgagor hereby acknowledges and intends that all such advances, including future advances whenever hereafter made, shall be a lien from the time this Mortgage is recorded, as provided in Section 15-1302(b)(1) of the IMFL.
     (f) Mortgagor represents and agrees that the obligations secured hereby constitute a business loan within the purview of such paragraph l(c) of Section 4 of the Illinois Interest Act, 815 ILCS 205/1 et seq. (1992 State Bar Edition) (or any substitute, amended or replacement statutes) transacted solely for the purpose of carrying on or acquiring the business of Mortgagor, and also constitutes a loan secured by a mortgage which comes within the purview of subparagraph 1(l) of said Section.
     22. Successors and Assigns. It is further expressly understood and agreed that all covenants and agreements here described shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns (voluntary and involuntary by operation of law) of the respective parties hereto.
     23. Severability. The unenforceability or invalidity of any provision hereof shall not render any other provision or provisions unenforceable or invalid.
     24. Further Assurances. Mortgagor will do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances necessary or proper, in the sole but reasonable judgment of Mortgagee, for the better assuring, conveying, mortgaging, assigning and confirming unto Mortgagee all of the Property or property intended so to be, whether now owned by Mortgagor or hereafter acquired.
     25. Headings. Headings are used in this Mortgage for convenience only and shall not be used to alter or interpret the terms and provisions of this Mortgage.
     26. Counterparts. This Mortgage may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute the Mortgage.

     IN WITNESS WHEREOF, this Mortgage is executed as of the day and year first above written.

JOHN B. SANFILIPPO & SON, INC.

By:	/s/ Michael J. Valentine

Its: Chief Financial Officer

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)
     I, Michael Lee Whitchurch, a Notary Public in and for said County and the State aforesaid, do hereby certify that Michael J. Valentine, the Chief Financial Officer of John B. Sanfilippo & Son, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Chief Financial Officer, appeared before me this day in person and severally acknowledged that he signed, sealed, and delivered the said instrument of writing as his free and voluntary act, and as the free and voluntary act of said Corporation for the uses and purposes therein set forth.
     Given under my hand and Notarial Seal this 25th day of July, 2006.

/s/ Michael Lee Whitchurch
Notary Public

Exhibit A
to
Mortgage
Legal Description: See Three Pages Attached

Exhibit B
to
Mortgage
Permitted Exceptions: Items 1 through 27 of Schedule B of The Commitment for Title Insurance issued by First American Title Insurance Company, Order Number NCS-238141-CHI1, Effective Date May 15, 2006.

Legal Description:
PARCEL ONE:
LOT 1 OF TEEPLE’S SUBDIVISION, BEING A SUBDIVISION OF PAART OF THE NORTHWEST QUARTER OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JULY 14, 1972 AS DOCUMENT NO. 1232690 IN THE TOWNSHIP OF DUNDEE, KANE COUNTY, ILLINOIS.
PARCEL TWO:
THAT PART OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE NORTH 01 DEGREES 52 MINUTES 53 SECONDS EAST, ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 888.16 FEET TO THE NORTHWEST CORNER, AS MONUMENTED, OF TEEPLE’S SUBDIVISION, BEING A SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP AND RANGE AFORESAID, FOR THE POINT OF BEGINNING; THENCE SOUTH 88 DEGREES 15 MINUTES 29 SECONDS EAST, ALONG THE NORTH LINE, AS MONUMENTED, AND THE EASTERLY EXTENSION OF SAID NORTH LINE OF TEEPLE’S SUBDIVISION, A DISTANCE OF 467.60 FEET; THENCE NORTH 01 DEGREES 52 MINUTES 53 SECONDS EAST, PARALLEL WITH THE SAID WEST LINE OF THE NORTHWEST 1/4, A DISTANCE OF 466.69 FEET; THENCE NORTH 88 DEGREES 15 MINUTES 29 SECONDS WEST, PARALLEL WITH THE SAID NORTH LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 467.60 FEET TO THE AFORESAID WEST LINE OF THE NORTHWEST 1/4; THENCE SOUTH 01 DEGREES 52 MINUTES 53 SECONDS WEST, ALONG SAID WEST LINE, A DISTANCE OF 466.69 FEET TO THE POINT OF BEGINNING, BEING SITUATED IN DUNDEE TOWNSHIP, KANE COUNTY, ILLINOIS, LESS AND EXCEPT THAT PART CONVEYED BY DEED RECORDED JULY 20, 1989 AS DOCUMENT 1985603 TO THE ILLINOIS STATE TOLL HIGHWAY AUTHORITY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4 OF SECTION 32; THENCE NORTHERLY ALONG THE WEST LINE OF SAID NORTHWEST 1/4 OF SECTION 32, A DISTANCE OF 536.65 FEET PER PLT DATED JUNE 20, 1988 (DISTANCE RECORDED ON PLAT NO. -1232690 DATED JUNE 15, 1972, BEING 533.50 FEET) TO A POINT; THENCE CONTINUING NORTHERLY ALONG SAID WEST LINE OF THE NORTHWEST 1/4 OF SECTION 32, A DISTANCE OF 351.51 FEET PER PLAT DATED JUNE 20, 1988 (DISTANCE RECORDED ON PLAT NO. 1232690 DATED JUNE 15, 1972, BEING 351.00 FEET) TO A POINT OF BEGINNING; THENCE NORTHERLY ALONG THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 466.69 FEET TO A POINT; THENCE EASTERLY ALONG A LINE FORMING AN ANGLE OF 89 DEGREES 51 MINUTES 38 SECONDS TO THE RIGHT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 333.54 FEET TO A POINT; THENCE SOUTHWESTERLY ALONG A LINE FORMING AN ANGLE OF 168 DEGREES 06 MINUTES 48 SECONDS TO THE RIGHT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 249.10 FEET TO A POINT; THENCE CONTINUING SOUTHWESTERLY ALONG A LINE FORMING AN ANGLE OF 23 DEGREES 25 MINUTES 33 SECONDS TO THE LEFT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 48.10 FEET TO A POINT; THENCE SOUTHERLY ALONG A LINE FORMING AN ANGLE OF 54 DEGREES 32 MINUTES 52 SECONDS TO THE LEFT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 387.58 FEET TO A POINT; THENCE WESTERLY ALONG A LINE FORMING AN ANGLE OF 89 DEGREES 51 MINUTES 37 SECONDS TO THE RIGHT OF THE LAST DESCRIBED LINE EXTENDED, A DISTANCE OF 50.72 FEET TO THE POINT OF BEGINNING; EXCEPTING THEREOF, THE RIGHT OF WAY OF THE EXISTING PUBLIC ROAD.
PARCEL THREE:
THE SOUTH 300 FEET OF THE EAST 475 FEET OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 42

NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPT PART DEDICATED TO CITY OF ELGIN BY PLAT RECORDED NOVEMBER 27, 1989 AS DOCUMENT 2010689) IN THE TOWNSHIP OF DUNDEE, KANE COUNTY, ILLINOIS.
PARCEL FOUR:
THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPTING THEREFROM: THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4, AND EXCEPT THE SOUTH 300.00 FEET OF THE EAST 475.00 FEET OF SAID NORTHWEST 1/4, AND EXCEPT TEEPLE’S SUBDIVISION AND A FIVE ACRE PARCEL, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE NORTH 01 DEGREES 52 MINUTES 53 SECONDS EAST, ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 536.65 FEET TO THE SOUTH LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION FOR THE POINT OF BEGINNING; THENCE SOUTH 88 DEGREES 10 MINUTES 19 SECONDS EAST, ALONG SAID SOUTH LINE, A DISTANCE OF 237.29 FEET TO THE SOUTHEAST CORNER, AS MONUMENTED OF SAID TEEPLE’S SUBDIVISION; THENCE NORTH 01 DEGREES 46 MINUTES 35 SECONDS EAST, ALONG THE EAST LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 351.86 FEET TO THE NORTHEAST CORNER, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION; THENCE SOUTH 88 DEGREES 15 MINUTES 29 SECONDS EAST, ALONG THE EASTERLY EXTENSION OF THE NORTHERLY, LINE, A MONUMENTED, OF SAID TEEPLE’S SUBDIVISON, A DISTANCE OF 230.95 FEET; THENCE NORTH 01 DEGREES 52 MINUTES 53 SECONDS EAST, PARALLEL WITH THE SAID WEST LINE OF THE NORTHWEST 1/4, A DISTANCE OF 466.69 FEET; THENCE NORTH 88 DEGREES 15 MINUTES 29 SECONDS WEST, PARALLEL WITH THE NORTH LINE, AS MONUMENTED, OF SAID TEEPLE’S SUBDIVISION, A DISTANCE OF 467.60 FEET TO THE SAID WEST LINE OF THE NORTHWEST 1/4; THENCE SOUTH 01 DEGREES 52 MINUTES 53 SECONDS WEST, ALONG SAID WEST LINE, A DISTANCE OF 818.20 FEET TO THE POINT OF BEGINNING, AND EXCEPT THAT PART LYING NORTHERLY AND NORTHEASTERLY OF THE SOUTHWESTERLY LINE OF THE ILLINOIS STATE TOLL HIGHWAY COMMISSION PARCEL NO. N-4D-57, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID NORTHWEST 1/4; THENCE NORTH 01 DEGREES 51 MINUTES 04 SECONDS EAST, ALONG THE EAST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 616.24 FEET FOR THE POINT OF BEGINNING AND BEING ON THE SOUTHWESTELY LINE, AS MONUMENTED, OF SAID PARCEL NO. N-4D-57; THENCE CONTINUING ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 346.02 FEET TO THE NORTHEASTERLY LINE, AS MONUMENTED, OF SAID PARCEL NO. N-4D-57; THENCE NORTH 58 DEGREES 15 MINUTES 38 SECONDS WEST, ALONG SAID NORTHEASTERLY LINE, A DISTANCE OF 2052.26 FEET TO THE SOUTH LINE OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4; THENCE NORTH 88 DEGREES 13 MINUTES 58 SECONDS WEST, ALONG SAID SOUTH LINE, A DISTANCE OF 600.50 FEET TO THE SOUTHWESTERLY LINE AS MONUMENTED, OF SAID PARCEL NO. N-4D-57; THENCE SOUTH 58 DEGREES 15 MINUTES 38 SECONDS EAST, ALONG SAID SOUTHWESTERLY LINE, A DISTANCE OF 2744.88 FEET TO THE POINT OF BEGINNING, AND ALSO EXCEPT THE ILLINOIS TOLL HIGHWAY COMMISSION PARCEL NO. N-4D-57.2, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NORTHWEST 1/4; THENCE SOUTH 01 DEGREES 52 MINUTES 53 SECONDS WEST, ALONG THE WEST LINE OF SAID NORTHWEST 1/4, A DISTANCE OF 663.64 FEET TO THE SOUTHWEST CORNER OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4, HEREINAFTER REFERRED TO AS POINT C; THENCE CONTINUING ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 707.96 FEET; THENCE SOUTH 88 DEGREES 01 MINUTES 51 SECONDS EAST, PERPENDICULAR TO THE CENTER LINE OF RANDALL ROAD, AS PER DEDICATION OF THE RIGHT OF WAY FOR PUBLIC ROAD PURPOSES, DOCUMENT NO. 576570, FILED IN THE RECORDER’S OFFICE OF KANE COUNTY, ILLINOIS ON MARCH 21, 1947, A DISTANCE OF 30.19 FEET TO THE EAST RIGHT OF WAY LINE OF SAID RANDALL ROAD FOR THE POINT OF BEGINNING; THENCE NORTH 06 DEGREES 44 MINUTES 20 SECONDS EAST, A DISTANCE OF 710.74 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF SAID NORTHWEST 1/4, THAT IS 90.37 FEET, AS MEASURED ALONG SAID SOUTH LINE, EAST OF AFORESAID POINT C; THENCE NORTH 88 DEGREES 13 MINUTES 58 SECONDS WEST, ALONG SAID SOUTH LINE A DISTANCE OF 59.10 FEET TO THE SAID EAST RIGHT OF WAY LINE OF RANDALL ROAD; THENCE SOUTH 01 DEGREES 58 MINUTES 09 SECONDS WEST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 708.07 FEET TO THE POINT OF BEGINNING), (ALSO EXCEPTING THEREFROM THAT PART OF THE LAND CONVEYED TO ILLINOIS STATE TOLL HIGHWAY AUTHORITY BY DEED RECORDED SEPTEMBER 29, 1988 AS DOCUMENT 1934642) (AND ALSO EXCEPT

THAT PART DEDICATED TO THE CITY OF ELGIN BY PLAT RECORDED NOVEMBER 27, 1989 AS DOCUMENT 2010689) IN DUNDEE TOWNSHIP, KANE COUNTY, ILLINOIS.
PARCEL FIVE:
THE NORTH 468.03 FEET, AS MEASURED ALONG THE EAST AND WEST LINES OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPT PART CONVEYED BY DEED RECORDED JULY 12,1990 AS DOCUMENT 90K36232 TO COUNTY OF KANE) (AND ALSO EXCEPT PART DEDICATED TO THE CITY OF ELGIN BY PLAT RECORDED NOVEMBER 27, 1989 AS DOCUMENT 2010689) (AND ALSO EXCEPT PART CONVEYED BY DEED RECORDED APRIL 5, 1995 AS DOCUMENT 95K018390 TO COUNTY OF KANE) IN THE CITY OF ELGIN, KANE COUNTY, ILLINOIS.